Exhibit 10.30

MSCI

EQUITY INCENTIVE COMPENSATION PLAN

2008 AWARD CERTIFICATE

FOR STOCK UNITS

FOR EXECUTIVE OFFICERS

AND THE GENERAL COUNSEL

MSCI 2008 AWARD CERTIFICATE

FOR STOCK UNITS

FOR EXECUTIVE OFFICERS

AND THE GENERAL COUNSEL

MSCI has awarded you stock units as an incentive for you to continue to remain in Employment and provide services to the Company, from the Date of the Award through the Scheduled Vesting Dates, as provided in this Award Certificate. This Award Certificate sets forth the general terms and conditions of your 2008 stock unit award.

The number of stock units in your award has been communicated to you separately in a term sheet delivered to you. If you are employed outside the United States, you will also receive an “International Tax Supplement” that contains supplemental terms and conditions for your 2008 stock unit award. This Award Certificate should be read in conjunction with the International Tax Supplement, if applicable, in order for you to understand the terms and conditions of your stock unit award.

Your stock unit award is made pursuant to the Plan. References to “stock units” in this Award Certificate mean only those stock units included in your 2008 stock unit award, and the terms and conditions herein apply only to such award. If you receive any other award under the Plan or another equity compensation plan, it will be governed by the terms and conditions of the applicable award documentation, which may be different from those herein.

The purpose of the stock unit award is, among other things, to align your interests with the interests of the Company and to reward you for your continued Employment and service to the Company in the future. In view of these purposes, you will earn each portion of your 2008 stock unit award only if you remain in continuous Employment through the applicable Scheduled Vesting Date or as otherwise set forth below.

Section 409A of the Internal Revenue Code imposes rules relating to the taxation of deferred compensation, including your 2008 stock unit award. The Company reserves the right to modify the terms of your 2008 stock unit award, including, without limitation, the payment provisions applicable to your stock units, to the extent necessary or advisable to comply with Section 409A of the Internal Revenue Code and reserves the right to make any changes to your stock unit award so that it does not become subject to Section 409A or become subject to a six-month wait period under Section 409A.

Capitalized terms used in this Award Certificate that are not defined in the text have the meanings set forth in Section 26 below. Capitalized terms used in this Award Certificate that are not defined in the text or in Section 26 below have the meanings set forth in the Plan.

SECTION 1. Stock Units Generally.

Each of your stock units corresponds to one share of MSCI class A common stock. A stock unit constitutes an unsecured promise by MSCI to pay you one share of MSCI class A common stock on the conversion date for the stock unit. As the holder of stock units, you have only the rights of a general unsecured creditor of MSCI. You will not be a stockholder with respect to the shares of MSCI class A common stock underlying your stock units unless and until your stock units convert to shares.

SECTION 2. Vesting Schedule; Conversion.

(a) Vesting Schedule. Your stock units will vest according to the following schedule: [                            ]. Any fractional stock units resulting from the application of the vesting schedule will be aggregated and will vest on the First Scheduled Vesting Date. Except as otherwise provided in this Award Certificate, each portion of your stock units will vest only if you continue to serve the Company by remaining in continuous Employment through the applicable Scheduled Vesting Date. The special vesting terms set forth in Section 5, Section 6, Section 7, Section 8, Section 9 and Section 10 of this Award Certificate apply (i) if your Employment terminates by reason of your death or Disability, (ii) if your Employment terminates in a Full Career Retirement, (iii) if the Company terminates your Employment in an involuntary termination under the circumstances described in Section 7, (iv) if your Employment terminates in a Governmental Service Termination, (v) if your Employment terminates in a Qualifying Termination or (vi) in the event of a Qualifying Change in Control. Vested stock units are subject to any transfer restrictions and cancellation and tax withholding provisions set forth in this Award Certificate.

(b) Conversion.

(i) Except as otherwise provided in this Award Certificate, each of your vested stock units will convert to one share of MSCI class A common stock on the applicable Scheduled Vesting Date.

(ii) Shares to which you are entitled upon conversion of stock units under any provision of this Award certificate shall not be subject to any transfer restrictions, other than those that may arise under the securities laws or the Company’s policies, or to cancellation under the circumstances set forth in Section 11(c).

SECTION 3. Six-Month Delay for Specified Employees.

Notwithstanding the other provisions of this Award Certificate, to the extent necessary to comply with Section 409A of the Internal Revenue Code, if MSCI considers you to be one of its “specified employees” as defined in Section 409A of the Internal Revenue Code (which will not occur until after April 1, 2009) at the time of your Separation from Service, either (i) conversion of your stock units will be delayed until the first business day following the date that is six months after your Separation from Service or (ii) your stock units will convert into a right to receive cash equal to the value of the stock price underlying such units on the date of your Separation from Service, to be paid on the sixth month anniversary of such date with accrued interest, as determined by the Company; provided that while you may express to the Company your preference as to the form of consideration, the ultimate determination as to such form will be solely at the Company’s discretion; provided, further, that to the extent this Section 3 is applicable, in the event that after the date of your termination of Employment, you (i) die or (ii) accept employment at a Governmental Employer and you provide the Company with satisfactory evidence demonstrating that as a result of such new employment, the divestiture of your continued interest in MSCI equity awards or continued ownership in MSCI class A common stock is reasonably necessary to avoid the violation of U.S. federal, state or local or foreign ethics law or conflicts of interest law applicable to you at such Governmental Employer, payment will be made immediately.

SECTION 4. Dividend Equivalent Payments.

Until your stock units convert to shares, if and when MSCI pays a regular or ordinary cash dividend on its class A common stock, you will be paid a dividend equivalent in the same amount as the dividend you would have received if you held shares for your vested and unvested stock units. No dividend equivalents will be paid to you with respect to any canceled stock units.

MSCI will decide on the form of payment and may pay dividend equivalents in shares of MSCI class A common stock, in cash or in a combination thereof. MSCI will pay the dividend equivalent when it pays the corresponding dividend on its class A common stock.

Because dividend equivalent payments are considered part of your compensation for income tax purposes, they will be subject to applicable tax and other withholding obligations.

SECTION 5. Death and Disability.

The following special vesting and payment terms apply to your stock units:

(a) Termination of Employment due to Death. If your Employment terminates due to death, all of your unvested stock units will immediately vest. Your stock units will convert to shares of MSCI class A common stock upon your death; provided that MSCI has knowledge of your death within seventy-five days following your death. Such shares will be delivered to the beneficiary you have designated pursuant to Section 15 or the legal representative of your estate, as applicable.

(b) Termination of Employment due to Disability. If your Employment terminates due to Disability, provided that no Cancellation Event has occurred, all of your unvested stock units will vest and convert to shares of MSCI class A common stock on the date your Employment terminates, and you will no longer be subject to the cancellation provisions described in Section 11.

SECTION 6. Full Career Retirement.

In the event of your Full Career Retirement, provided that no Cancellation Event has occurred, all of your unvested stock units will vest and convert to shares of MSCI class A common stock on the date your Employment terminates, and, following conversion, you will no longer be subject to the cancellation provisions described in Section 11, except as provided in Section 3.

SECTION 7. Involuntary Termination by the Company.

If the Company terminates your Employment under circumstances not involving a Cancellation Event and you sign an agreement and release satisfactory to the Company, all of your unvested stock units will vest on the date your Employment terminates. On that date, your stock units will convert to shares of MSCI class A common stock, and you will no longer be subject to the cancellation provisions described in Section 11, except as provided in Section 3.

SECTION 8. Governmental Service Termination.

If your Employment terminates in a Governmental Service Termination under circumstances not involving a Cancellation Event, all of your unvested stock units will vest and convert to shares of MSCI class A common stock on the date your Employment terminates, and you will no longer be subject to the cancellation provisions described in Section 11.

SECTION 9. Qualifying Termination.

If your employment terminates in a Qualifying Termination, all unvested stock units will vest and be converted into shares of MSCI class A common stock on the date of your Qualifying Termination, and you will no longer be subject to the cancellation provisions described in Section 11, except as provided in Section 3.

SECTION 10. Qualifying Change in Control.

In the event of a Qualifying Change in Control, all of your unvested stock units will vest and be converted into shares of MSCI class A common stock as of the effective date of the Qualifying Change in Control.

SECTION 11. Termination of Employment and Cancellation of Awards.

(a) Cancellation of Unvested Awards. Your unvested stock units will be canceled and forfeited in full if your Employment terminates for any reason other than under the circumstances set forth in this Award Certificate for death, Disability, Full Career Retirement, Governmental Service Termination, an involuntary termination by the Company not involving a Cancellation Event, a Qualifying Termination or a Qualifying Change in Control.

(b) General Treatment of Vested Awards. Except as otherwise provided in this Award Certificate, your vested stock units will convert to shares of MSCI class A common stock on the date they vest. The withholding provisions set forth in Section 12 of this Award Certificate will continue to apply until the later of (i) the date your stock units convert to shares of MSCI class A common stock or (ii) the date the shares of MSCI class A common stock are delivered.

(c) Cancellation Events. Your stock units will be canceled prior to conversion in the event of any Cancellation Event. This Section 11 shall apply notwithstanding any other terms of this Award Certificate (except where sections in this Award Certificate specifically provide that the Cancellation Events no longer apply).

SECTION 12. Tax and Other Withholding Obligations.

Pursuant to rules and procedures that MSCI establishes (including those in Section 13), tax or other withholding obligations arising upon conversion of your stock units will be satisfied by having MSCI withhold shares of MSCI class A common stock or by tendering shares of MSCI class A common stock, in each case in an amount sufficient to satisfy the tax or other withholding obligations, unless MSCI, in its sole discretion, provides for a cash withholding option which would permit MSCI to withhold cash in the same amount. Shares withheld or tendered will be valued using the fair market value of MSCI class A common stock on the later of (i) the date your stock units convert or (ii) the date the shares of MSCI class A common stock are delivered, using a valuation methodology established by MSCI.

In order to comply with applicable accounting standards or the Company’s policies in effect from time to time, MSCI may limit the amount of shares that you may have withheld or that you may tender.

SECTION 13. Satisfaction of Obligations.

Notwithstanding any other provision of this Award Certificate, MSCI shall have such rights of offset with respect to your stock units as set forth in Section 16(a) of the Plan.

SECTION 14. Nontransferability.

You may not sell, pledge, hypothecate, assign or otherwise transfer your stock units, other than as provided in Section 15 (which allows you to designate a beneficiary or beneficiaries in the event of your death) or by will or the laws of descent and distribution or otherwise as provided for by the Committee. This prohibition includes any assignment or other transfer that purports to occur by operation of law or otherwise. During your lifetime, payments relating to the stock units will be made only to you.

Your personal representatives, heirs, legatees, beneficiaries, successors and assigns, and those of MSCI, shall all be bound by, and shall benefit from, the terms and conditions of your award.

SECTION 15. Designation of a Beneficiary.

You may make a written designation of a beneficiary or beneficiaries to receive all or part of the shares to be paid under this Award Certificate in the event of your death. To make a beneficiary designation, you must complete and file the form attached hereto as Appendix A with the Company’s Human Resources Department.

Any shares that become payable upon your death, and as to which a designation of beneficiary is not in effect, will be distributed to your estate.

You may replace or revoke your beneficiary designation at any time. If there is any question as to the legal right of any beneficiary to receive shares under this award, MSCI may determine in its sole discretion to deliver the shares in question to your estate. MSCI’s determination shall be binding and conclusive on all persons and it will have no further liability to anyone with respect to such shares.

SECTION 16. Ownership and Possession.

(a) Generally. Generally, you will not have any rights as a stockholder in the shares of MSCI class A common stock corresponding to your stock units prior to conversion of your stock units.

Prior to conversion of your stock units, however, you will receive dividend equivalent payments, as set forth in Section 4 of this Award Certificate.

(b) Following Conversion. Subject to Section 12, following conversion of your stock units you will be the beneficial owner of the net shares issued to you, and you will be entitled to all rights of ownership, including voting rights and the right to receive cash or stock dividends or other distributions paid on the shares.

SECTION 17. Securities Law Compliance Matters.

The Administrator may, if it determines it is appropriate, affix any legend to the stock certificates representing shares of MSCI class A common stock issued upon conversion of your stock units (and any stock certificates that may subsequently be issued in substitution for the original certificates). MSCI may advise the transfer agent to place a stop order against such shares if it determines that such an order is necessary or advisable.

SECTION 18. Compliance with Laws and Regulations.

Any sale, assignment, transfer, pledge, mortgage, encumbrance or other disposition of shares issued upon conversion of your stock units (whether directly or indirectly, whether or not for value, and whether or not voluntary) must be made in compliance with any applicable constitution, rule, regulation, or policy of any of the exchanges or associations or other institutions with which the Company has membership or other privileges, and any applicable law, or applicable rule or regulation of any governmental agency, self-regulatory organization or state or federal regulatory body.

SECTION 19. No Entitlements.

(a) No Right to Continued Employment. This stock unit award is not an employment agreement, and nothing in this Award Certificate, the International Tax Supplement, if applicable, or the Plan shall alter your status as an “at-will” employee of the Company. None of this Award Certificate, the International Tax Supplement, if applicable, or the Plan shall be construed as guaranteeing your Employment or as giving you any right to continue in the employ of the Company during any period (including without limitation the period between the Date of the Award and any of the First Scheduled Vesting Date, the Second Scheduled Vesting Date, the Third Scheduled Vesting Date, or, if applicable, the Fourth Scheduled Vesting Date or any portion of any of these periods), nor shall they be construed as giving you any right to be reemployed by the Company following any termination of Employment.

(b) No Right to Future Awards. This award, and all other awards of stock units and other equity-based awards, are discretionary. This award does not confer on you any right or entitlement to receive another award of stock units or any other equity-based award at any time in the future or in respect of any future period.

(c) No Effect on Future Employment Compensation. MSCI has made this award to you in its sole discretion. This award does not confer on you any right or entitlement to receive compensation in any specific amount for any future fiscal year, and does not diminish in any way the Company’s discretion to determine the amount, if any, of your compensation. In addition, this award is not part of your base salary or wages and will not be taken into account in determining any other employment-related rights you may have, such as rights to pension or severance pay.

SECTION 20. Consents under Local Law.

Your award is conditioned upon the making of all filings and the receipt of all consents or authorizations required to comply with, or required to be obtained under, applicable local law.

SECTION 21. Award Modification.

MSCI reserves the right to modify or amend unilaterally the terms and conditions of your stock units, without first asking your consent, or to waive any terms and conditions that operate in favor of MSCI. These amendments may include (but are not limited to) changes that MSCI considers necessary or advisable as a result of changes in any, or the adoption of any new, Legal Requirement. MSCI may not modify your stock units in a manner that would materially impair your rights in your stock units without your consent; provided, however, that MSCI may, without your consent, amend or modify your stock units in any manner that MSCI considers necessary or advisable to comply with any Legal Requirement or to ensure that your stock units are not subject to United States federal, state or local income tax or any equivalent taxes in territories outside the United States prior to payment. MSCI will notify you of any amendment of your stock units that affects your rights. Any amendment or waiver of a provision of this Award Certificate (other than any amendment or waiver applicable to all recipients generally), which amendment or waiver operates in your favor or confers a benefit on you, must be in writing and signed by the Global Head of Human Resources, the Chief Administrative Officer, the Chief Financial Officer or the General Counsel (or if such positions no longer exist, by the holders of equivalent positions) to be effective.

SECTION 22. Severability.

In the event MSCI determines that any provision of this Award Certificate would cause you to be in constructive receipt for United States federal or state income tax purposes of any portion of your award, then such provision will be considered null and void and this Award Certificate will be construed and enforced as if the provision had not been included in this Award Certificate as of the date such provision was determined to cause you to be in constructive receipt of any portion of your award.

SECTION 23. Successors.

This Award Certificate shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon your death, acquire any rights hereunder in accordance with this Award Certificate or the Plan.

SECTION 24. Governing Law.

This Award Certificate and the related legal relations between you and MSCI will be governed by and construed in accordance with the laws of the State of New York, without regard to any conflicts or choice of law, rule or principle that might otherwise refer the interpretation of the award to the substantive law of another jurisdiction.

SECTION 25. Rule of Construction for Timing of Conversion.

With respect to each provision of this Award Certificate that provides for your stock units to convert to shares on the Scheduled Vesting Date or upon a different specified event or date, such conversion will be considered to have been timely made, and neither you nor any of your beneficiaries or your estate shall have any claim against the Company for damages based on a delay in payment, and the Company shall have no liability to you (or to any of your beneficiaries or your estate) in respect of any such delay, as long as payment is made by December 31 of the year in which occurs the Scheduled Vesting Date or such other specified event or date or if, later, by the fifteenth day of the third calendar month following such specified event or date.

SECTION 26. Defined Terms.

For purposes of this Award Certificate, the following terms shall have the meanings set forth below:

“Board” means the Board of Directors of MSCI.

A “Cancellation Event” will be deemed to have occurred under the following circumstances:

(a) misuse of Proprietary Information or failure to comply with your obligations under the Company’s Code of Conduct or otherwise with respect to Proprietary Information;

(b) resignation of employment with the Company without giving the Company prior written notice of at least:

(i) 180 days if you are a member of the MSCI Executive Committee (or a successor or equivalent committee) at the time of notice of resignation or

(ii) 90 days if you are a Managing Director (or equivalent title) at the time of notice of resignation;

(c) termination for Cause (or a later determination that you could have been terminated for Cause, provided that such determination is made within one year of termination);

or if, without the consent of the Company:

(d) while employed, including during any notice period applicable to you in connection with your termination of employment, you directly or indirectly in any capacity (including through any person, corporation, partnership or other business entity of any kind) hire or solicit, recruit, induce, entice, influence or encourage any Company employee to leave the Company or become hired or engaged by another company; or

(e) while employed, including during any notice period applicable to you in connection with your termination of employment, you directly or indirectly in any capacity (including through any person, corporation, partnership or other business entity of any kind) solicit or entice away or in any manner attempt to persuade any client or customer, or prospective client or customer, of the Company (i) to discontinue or diminish his, her or its relationship or prospective relationship with the Company or (ii) to otherwise provide his, her or its business to any person, corporation, partnership or other business entity which engages in any line of business in which the Company is engaged (other than the Company).

“Cause” means:

(a) any act or omission which constitutes a material willful breach of your obligations to the Company or your continued and willful refusal to substantially perform satisfactorily any duties reasonably required of you, which results in material injury to the interest or business reputation of the Company and which breach, failure or refusal (if susceptible to cure) is not corrected (other than failure to correct by reason of your incapacity due to physical or mental illness) within thirty (30) business days after written notification thereof to you by the Company; provided that no act or failure to act on your part shall be deemed willful unless done or omitted to be done by you not in good faith and without reasonable belief that your action or omission was in the best interest of the Company;

(b) your commission of any dishonest or fraudulent act, or any other act or omission with respect to the Company, which has caused or may reasonably be expected to cause a material injury to the interest or business reputation of the Company and which act or omission is not refuted by you within thirty (30) business days after written notification thereof to you by the Company; or

(c) your plea of guilty or nolo contendere to or conviction of a felony under the laws of the United States or any state thereof or any other jurisdiction in which the Company conducts business.

A “Change in Control” shall be deemed to have occurred if any of the following conditions shall have been satisfied:

(a) any one person or more than one person acting as a group (as determined under Section 409A), other than (A) any employee plan established by the Company or any of its Subsidiaries, (B) the Company or any of its affiliates (as defined in Rule 12b-2 promulgated under the Exchange Act), (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company, is or becomes, during any twelve-month period, the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person(s) any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 30% or more of the total voting power of the stock of the Company, provided that the Board approves such acquisition; provided, however, that the provisions of this subsection (a) are not intended to apply to or include as a Change in Control any transaction that is specifically excepted from the definition of Change in Control under subsection (b) below;

(b) the consummation of a merger or consolidation of the Company with any other corporation or other entity, or the issuance of voting securities in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements; provided that immediately following such merger or consolidation the voting securities of the Company outstanding immediately prior thereto do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity of such merger or consolidation or parent entity thereof) 50% or more of the total voting power of the Company stock (or if the Company is not the surviving entity of such merger or consolidation, 50% or more of the total voting power of the stock of such surviving entity or parent entity thereof); and provided, further, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (as determined under Section 409A) is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 50% or more of either the then outstanding shares of the Company common stock or the combined voting power of the Company’s then-outstanding voting securities shall not be considered a Change in Control; or

(c) the sale or disposition by the Company of all or substantially all of the Company’s assets in which any one person or more than one person acting as a group (as determined under Section 409A) acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.

Notwithstanding the foregoing, (1) no Change in Control shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Company common stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns substantially all of the assets of the Company immediately prior to such transaction or series of transactions and (2) no event or circumstances described in any of clauses (a) through (c) above shall constitute a Change in Control unless such event or circumstances also constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets, as defined in Section 409A and the regulations and guidance thereunder. In addition, no Change in Control shall be deemed to have occurred upon the acquisition of additional control of the Company by any one person or more than one person acting as a group that is considered to effectively control the Company. In no event will a Change in Control be deemed to have occurred if you are part of a “group” within the meaning of Section 13(d)(3) of the Exchange Act that effects a Change in Control.

Terms used in the definition of a Change in Control shall be as defined or interpreted pursuant to Section 409A.

“Committee” means the Compensation Committee of the Board, any successor committee thereto or any other committee of the Board appointed by the Board with the powers of the Committee under the Plan, or any subcommittee appointed by such Committee.

“Company” means MSCI and all of its Subsidiaries.

“Date of the Award” means [                    ].

“Disability” means any (A) you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months or (B) you, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, are receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company.

“Employed” and “Employment” refer to employment with the Company.

“First Scheduled Vesting Date” means [            ].

“Fourth Scheduled Vesting Date” means [            ].

“Full Career Retirement” means a termination of Employment other than under circumstances involving any other Cancellation Event and other than due to your death or Disability on or after the date that you meet any of the following criteria:

(a) Age fifty and twelve years of service with the Company as a Managing Director or comparable officer; or

(b) Age fifty and fifteen years as an officer of the Company; or

(c) Age fifty-five with five years of service with the Company and age plus years of service equals or exceeds sixty-five; or

(d) twenty years of service with the Company;

provided that for purposes of this definition service with the Company will include any period of service following entities and any of their predecessors:

(i) Barra Inc. and its subsidiaries (“Barra”) prior to the acquisition by the Company;

(ii) Capital International Perspectives S.A. (“CIPSA”);

(iii) Morgan Stanley;

(iv) Morgan Stanley Group Inc. and its subsidiaries (“MS Group”) prior to the merger with and into Dean Witter, Discover & Co.; and

(v) Dean Witter, Discover & Co. and its subsidiaries (“DWD”) prior to the merger of Morgan Stanley Group Inc. with and into Dean Witter, Discover & Co.; provided that, in the case of an employee who has transferred employment from DWD to MS Group or vice versa, a former employee of DWD will receive credit for employment with DWD only if he or she transferred directly from DWD to Morgan Stanley & Co. Incorporated or its affiliates subsequent to February 5, 1997, and a former employee of MS Group will receive credit for employment with MS Group only if he or she transferred directly from MS Group to Morgan Stanley DW Inc. or its affiliates subsequent to February 5, 1997.

“Good Reason” means:

(a) any material diminution in your title, status, position, the scope of your assigned duties, responsibilities or authority, including the assignment to you of any duties, responsibilities or authority inconsistent with the duties, responsibilities and authority assigned to you prior to a Change in Control (including any such diminution resulting from a transaction in which the Company is no longer a public Company);

(b) a material diminution in the authority, duties, or responsibilities of the officer to whom you were required to report prior to a Change in Control, including but not limited to, as a result of a change in the identity of the officer to whom you are required to report, or, in the case of the Chief Executive Officer, any change in your reporting relationship that was in existence prior to a Change in Control, such that you no longer report to the Board of Directors;

(c) any material failure to maintain or reduction in your compensation that was in existence prior to a Change in Control, including but not limited to salary, bonuses under an annual incentive compensation plan or otherwise and equity-based compensation, other than (i) any change in the form or mix of compensation as long as the level of compensation is substantially comparable in the aggregate to the level in existence prior to a Change in Control, and (ii) an isolated, insubstantial or inadvertent failure to provide compensation that is remedied by the Company promptly after receipt of notice thereof given by you;

(d) a material diminution of the budget over which you had authority that was in existence prior to a Change in Control;

(e) a relocation of more than fifty miles from the location of your principal job location or office prior to a Change in Control; or

(f) any other action or inaction that constitutes a material breach by the Company of any agreement pursuant to which you provide services to the Company;

provided, that you provide the Company with written notice of your intent to terminate your employment for Good Reason within ninety days of your becoming aware of any circumstances set forth above (with such notice indicating the specific termination provision above on which you are relying and describing in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the indicated provision) and that you provide the Company with at least thirty days following receipt of such notice to remedy such circumstances.

“Governmental Employer” means a governmental department or agency, self-regulatory agency or other public service employer.

“Governmental Service Termination” means the termination of your Employment as a result of accepting employment at a Governmental Employer and you provide the Company with satisfactory evidence demonstrating that as a result of such new employment, the divestiture of your continued interest in MSCI equity awards or continued ownership in MSCI class A common stock is reasonably necessary to avoid the violation of U.S. federal, state or local or foreign ethics law or conflicts of interest law applicable to you at such Governmental Employer.

“Internal Revenue Code” means the United States Internal Revenue Code of 1986, as amended, and the rules, regulations and guidance thereunder.

“Legal Requirement” means any law, regulation, ruling, judicial decision, accounting standard, regulatory guidance or other legal requirement.

“MSCI” means MSCI Inc., a Delaware corporation.

“Plan” means the 2007 Amended and Restated MSCI Equity Incentive Compensation Plan.

“Proprietary Information” means any information that may have intrinsic value to the Company, the Company’s clients or other parties with which the Company has a relationship, or that may provide the Company with a competitive advantage, including, without limitation, any trade secrets, inventions

(whether or not patentable); formulas; flow charts; computer programs, access codes or other systems of information; algorithms, technology and business processes; business, product, or marketing plans; sales and other forecasts; financial information; client lists or other intellectual property; information relating to compensation and benefits; and public information that becomes proprietary as a result of the Company’s compilation of that information for use in its business; provided that such Proprietary Information does not include any information which is available for use by the general public or is generally available for use within the relevant business or industry other than as a result of your action. Proprietary Information may be in any medium or form including, without limitation, physical documents, computer files or discs, videotapes, audiotapes, and oral communications.

“Qualifying Change in Control” shall be deemed to have occurred if any of the following conditions have been satisfied:

(a) if any of (a), (b) or (c) under the definition of “Change in Control” above shall have occurred and, as a result of such Change in Control, the ratio of total debt to book equity based on U.S. GAAP of the Company or the combined entities after such Change in Control is 50% or more larger than the Company’s ratio of total debt to book equity based on U.S. GAAP immediately prior to the Change in Control;

(b) any one person or more than one person acting as a group (as determined under Section 409A), other than (A) any employee plan established by the Company or any of its Subsidiaries, (B) the Company or any of its affiliates (as defined in Rule 12b-2 promulgated under the Exchange Act), (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company, is or becomes, during any twelve-month period, the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person(s) any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 30% or more of the total voting power of the stock of the Company, provided that the Board did not approve such acquisition; or

(c) a change in the composition of the Board such that, during any 12-month period, the individuals who, as of the beginning of such period, constitute the Board (the “Existing Board”) cease for any reason to constitute at least 50% of the Board; provided, however, that any individual becoming a member of the Board subsequent to the beginning of such period whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors immediately prior to the date of such appointment or election shall be considered as though such individual were a member of the Existing Board; and provided, further, however, that, notwithstanding the foregoing, no individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 or Regulation 14A promulgated under the Exchange Act or successor statutes or rules containing analogous concepts) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or “person” other than the Board, shall in any event be considered to be a member of the Existing Board;

provided that if you are or will become eligible for Full Career Retirement on or prior to the Third Scheduled Vesting Date or, if applicable, the Fourth Scheduled Vesting Date, then a Qualifying Change in Control will only refer to clause (c) of the definition above.

“Qualifying Termination” means your termination of Employment within eighteen (18) months following a Change in Control, under either of the following circumstances: (a) the Company terminates your employment under circumstances not involving any Cancellation Event; or (b) you resign from the Company due to Good Reason.

“Scheduled Vesting Date” means the First Scheduled Vesting Date, the Second Scheduled Vesting Date, the Third Scheduled Vesting Date, and, if applicable, the Fourth Scheduled Vesting Date, as the context requires.

“Second Scheduled Vesting Date” means [            ].

“Separation from Service” means a separation from service with the Company for purposes of Section 409A determined using the default provisions set forth in Treasury Regulation §1.409A-1(h) or any successor regulation thereto. For purposes of this definition, MSCI’s subsidiaries and affiliates include (and are limited to) any corporation that is in the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as MSCI and any trade or business that is under common control with MSCI (within the meaning of Section 414(c) of the Internal Revenue Code), determined in each case in accordance with the default provisions set forth in Treasury Regulation §1.409A-1(h)(3).

“Subsidiary” means (i) a corporation or other entity with respect to which MSCI, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation’s board of directors or analogous governing body, or (ii) any other corporation or other entity in which MSCI, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of the Plan.

“Third Scheduled Vesting Date” means [            ].

IN WITNESS WHEREOF, MSCI has duly executed and delivered this Award Certificate as of the Date of the Award.

MSCI

[                    ]

[                    ]

APPENDIX A

Designation of Beneficiary(ies) Under

MSCI 2007 Amended and Restated MSCI

Equity Incentive Compensation Plan

This Designation of Beneficiary shall remain in effect with respect to all awards issued to me under any MSCI equity compensation plan, including any awards that may be issued to me after the date hereof, unless and until I modify or revoke it by submitting a later dated beneficiary designation. This Designation of Beneficiary supersedes all my prior beneficiary designations with respect to all my equity awards.

I hereby designate the following beneficiary(ies) to receive any survivor benefits with respect to all my equity awards:

	Beneficiary(ies) Name(s)	Relationship	Percentage
(1)
(2)
(3)
(4)

Address(es) of Beneficiary(ies):

(1)

(2)

(3)

(4)

Contingent Beneficiary

Please also indicate any contingent beneficiary and to which beneficiary above such interest relates.

Beneficiary(ies) Name(s)	Relationship	Nature of Contingency

Address(es) of Contingent Beneficiary(ies):

Name: (please print)	Date:

Signature

Please sign and return this form to MSCI’s Human Resources Department.